Exhibit 99.1

                   Sonic Solutions Updates Financial Guidance

     NOVATO, Calif.--(BUSINESS WIRE)--Nov. 8, 2006--Sonic Solutions(R) (NASDAQ:SNIC) management provided updated financial guidance during its second quarter ended September 30, 2006 earnings conference call today.

     For the third fiscal quarter ending December 31, 2006, management anticipates net revenue, on a GAAP basis, will be between $39 million and $43 million; fully diluted earnings per share will be between $0.14 and $0.21; and non-GAAP fully diluted earnings per share will be between $0.19 and $0.26. As of April 1, 2006, Sonic adopted Statement of Financial Accounting Standard No. 123R ("SFAS 123R"), "Share-Based Payments." The non-GAAP earnings per share forecast for the third quarter ending December 31, 2006 excludes the impact of the stock option expense pursuant to SFAS 123R, the amortization of acquired intangibles expense to be recorded in the income statement, and the one time write off of acquired in-process technology expense associated with the acquisition of SystemOK, which Sonic forecasts will be approximately $0.02, $0.05 and $0.02 per fully diluted share, respectively, before being adjusted for income taxes. Given the significance and non-cash nature of these expenses, and for the reasons set forth below, management has excluded such expenses from the non-GAAP earnings per share guidance.

     Additionally, Sonic's management expects net revenue to grow by 20% or more during the Company's 2008 fiscal year, with seasonal revenue patterns consistent with those experienced in prior years.

     About Non-GAAP Financial Measures.

     To supplement Sonic's updated financial guidance for the third quarter ending December 31, 2006, management is providing high and low forecasts of non-GAAP fully diluted earnings per share. Management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for or superior to, financial information prepared and presented in accordance with GAAP. Management believes the non-GAAP presentation is useful to investors because such presentation excludes non-cash expenses of equity-based compensation relating to SFAS 123R, amortization on acquired intangibles, and the one time write off of acquired in-process technology expense, which offers investors a better understanding of Sonic's core operating results and budget-planning decisions. The excluded expenses do not result in ongoing cash expenditures and, in management's view, do not otherwise have a material impact on Sonic's ongoing operations. In addition, Sonic's financial results for the third quarter ended December 31, 2005 did not include non-cash equity-based compensation expenses; therefore the exclusion of non-cash expenses of equity-based compensation facilitates comparison of Sonic's projections for the third quarter ending December 31, 2006 and the operating results for the third quarter ended December 31, 2005. Additionally, the exclusion of the one time write off of acquired in-process technology expense improves the comparability to our results for the third quarter ended December 31, 2005, since there was no comparable expense during that quarter. Sonic further believes this non-GAAP presentation is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

     Management uses these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. The economic substance behind the decision to use these non-GAAP measures is an increase of approximately $0.05, tax adjusted, per fully diluted share over the comparable GAAP measures. Material limitations associated with the use of these measures versus the comparable GAAP measures include the fact that our competitors, who each have their own unique operating and acquisition history, may address the impact of acquisitions, the one time write off of acquired in-process technology, and/or adoption of SFAS 123R differently. Management compensates for these limitations by providing full disclosure of the effects of the non-GAAP measures, by presenting the corresponding GAAP financial measures in this release and in Sonic's financial statements and by providing a reconciliation to the corresponding GAAP measures to enable investors to perform their own analysis.


                           Sonic Solutions
   Reconciliation of Estimated GAAP earnings per diluted share to Estimated non-GAAP earnings per diluted share (unaudited)




                                             Third Quarter Ending
                                              December 31, 2006,

                                              Low            High
                                        ------------------------------

  Estimated GAAP earnings per diluted
   share                                     $0.14          $0.21
  Estimated stock compensation expense
   under SFAS 123R                           0.02           0.02
  Amortization of acquired intangibles       0.05           0.05
  Acquired in-process technology             0.02           0.02
  Estimated tax impact of non-GAAP
   adjustments                               (0.04)         (0.04)
                                        ------------------------------

  Estimated non-GAAP earnings per
   diluted share                             $0.19          $0.26
                                        ==============================


     About Sonic Solutions

     Sonic Solutions (NASDAQ:SNIC - News; http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform-independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio(R)-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.

     Sonic products are globally available from major retailers as well as online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

     Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

     Forward-Looking Statements

     This press release and Sonic's second quarter ended September 30, 2006 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the third quarter ending December 31, 2006 and revenue guidance for the fiscal year ending March 31, 2008; and views regarding opportunities presented by the "download and burn" business model, our ability to strengthen our relationships with end-users, the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, the evolution of, and opportunities for Sonic arising from next-generation high definition formats and channels, future market opportunities, and the potential benefits of our acquisition of SystemOK. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley ("SOX") compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or prosecution and intellectual property claims; changes in effective tax rates; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent annual report on Form 10-K and Form 10-K/A and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


     CONTACT: Sonic Solutions
              A. Clay Leighton, 415-893-8000
              Chief Financial Officer
              Fax: 415-893-8008
              clay_leighton@sonic.com
              or
              StreetSmart Investor Relations
              Brooke Deterline, 415-893-7824
              Anne Leschin, 415-775-1788
              investinsonic@sonic.com